SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2004



                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                    0-20022              31-1227808
            --------                    -------              ----------
   (State or other jurisdiction       (Commission          (IRS Employer
        of incorporation)             File number)       Identification No.)




                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------

Item 5. Other Events and Regulation FD Disclosure.
--------------------------------------------------

On April 5, 2004, Pomeroy IT Solutions, Inc. announced that it has been selected to provide national maintenance, outsourcing and technology refresh services worth an estimated $54 million over the next five years.

A financial services firm awarded Pomeroy IT Solutions three separate contracts for services supporting their 9,000 branch locations nationwide. The awards include a five-year technology maintenance contract, a five-year outsourcing of their centralized branch integration and deployment operations, and a technology refresh project replacing the firm's 27,000 desktop systems over the next twelve months.

On April 7, 2004, Pomeroy IT Solutions, Inc. announced that it has been awarded a three-year contract to provide the Commonwealth of Pennsylvania with IT hardware maintenance services. The estimated value of the contract is $8.7 million over the next three years. Pomeroy IT Solutions will invest in the Commonwealth of Pennsylvania by establishing 11 metropolitan and regional spare parts distribution centers. These centers will be located throughout the Commonwealth of Pennsylvania in Punxsutawney, Harrisburg, Philadelphia, Pittsburgh and seven other markets. The contract has two one-year options to renew which would increase the estimated value of the contract to $14.5 million over five years. The Harrisburg region of Pomeroy IT Solutions will hire approximately 45 additional technical resources to service the contract.

Item 7. Financial Statements and Exhibits.
------------------------------------------

(c)   Exhibits
99.1  Press release dated April 5, 2004.
99.2  Press release dated April 7, 2004.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  POMEROY IT SOLUTIONS, INC.
                                  --------------------------



Date: April 14, 2004              By:
                                  ----------------------------------------------
                                  Michael E. Rohrkemper, Chief Financial Officer
                                  and Chief Accounting Officer